Exhibit 99.1

Material Sciences Corporation 2200 East Pratt Blvd. Elk Grove Village, IL 60007 847-439-2210

COMPANY CONTACT:	MEDIA CONTACT:
James D. Pawlak	Lynne Franklin
Vice President, Chief Financial Officer	Wordsmith
847-439-2210	847-729-5716

Material Sciences Reports Results for the Fourth Quarter, Fiscal 2010

•	Lower Sales for the Year Reflect Tough Automotive, Housing and Commercial Construction Markets

•	Emphasis on Operating Efficiencies, Tight Cost Controls Among Several Factors Reducing Operating and Net Loss for the Three and 12 Months

•	Financial Condition Remains Solid: Good Cash Position and Cash Flows from Operations; No Long-term Debt

•	Exiting Commodity Coil Coating Business to Focus on Value-added Products

ELK GROVE VILLAGE, IL, May 14, 2010—Material Sciences Corporation (OTCBB: MASC.OB), a leading provider of material-based solutions for acoustical and coated applications, today reported results for the fourth quarter and fiscal year ended February 28, 2010.

Net sales for the latest year were $137.8 million, off 26.3 percent compared with $187.0 million in the prior fiscal year. The net loss for fiscal 2010 was $11.6 million, equal to $0.89 per share, a 64.9 percent reduction from the net loss of $33.1 million, equal to $2.41 per share, for fiscal 2009.

Fiscal 2010: Focus on Operational Improvements Reduces Loss

“Unprecedented softness in the automotive, housing, commercial construction and appliance markets in fiscal 2010 made it unrealistic to expect we could maintain sales at the prior-year’s level,” explained Clifford D. Nastas, chief executive officer. “So we focused on the areas under our control. This began by reviewing every aspect of our operations for opportunities to cut costs, increase efficiencies, and dispose of assets that could not generate a good level of return. As a result—despite lower sales—gross profit increased 45.2 percent; selling, general and administrative expenses were 21.7 percent lower, and our operating loss was cut by 54.7 percent between the two years.”

“In addition, after the close of the year, we sold some of our coil coating assets, which had served a commodity segment of the metal coating industry. Our board of directors is evaluating several options for the cash proceeds we received from this transaction, including investment in new areas that have the opportunity to really drive profitable growth for our shareholders” Nastas said.

Material Sciences Corporation Reports Results for the Fourth Quarter, Fiscal 2010

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Lower Sales, Significantly Smaller Loss in Fiscal Year

Sales of acoustical materials—most often to automotive manufacturers—were $66.9 million, down 29.0 percent from $94.1 million in fiscal 2009. Lower body panel, engine and original equipment (OE) brake sales reflected the softness seen in the North American automotive market—which only produced 8.5 million vehicles during calendar year 2009. However, several new customer developments with Asian automakers led to a more than three-fold increase of brakes sales into China.

Sales of coated materials decreased 23.6 percent to $70.9 million for the latest year versus $92.9 million for the prior 12 months. Continued weakness in the appliance/HVAC, building products, lighting and automotive fuel tank markets drove sales lower.

Fiscal 2010 gross profit grew to $16.1 million, or 11.7 percent of sales, from the prior year’s $11.1 million, or 5.9 percent of sales. Lower sales and a decline in scrap metal sales were more than offset by a reduction in quality-related costs, manufacturing performance improvements, and cuts in overhead expenses.

Selling, general and administrative expenses (SG&A) experienced a reduction to $26.5 million from the prior-year’s $33.9 million. Due to lower sales in the latest year, SG&A represented 19.3 percent of sales compared with fiscal 2009’s 18.1 percent. The main reasons for the improvement in actual expense were lower headcount-related costs (as a result of fiscal 2009 restructurings), reduced spending on professional fees, and a reduction in depreciation expense (due to a write-down in corporate asset values in the fourth quarter of fiscal 2009).

The loss from operations for the latest year was $12.5 million, which included $1.6 million in restructuring expense and $0.4 million in asset impairment expense. This loss was a $15.1 million improvement over the prior-year’s $27.5 million operating loss. Other income totaled $0.7 in fiscal 2010, compared with $1.9 million, primarily because the prior year included a gain of $0.8 million from the sale of marketable securities. The net loss for fiscal 2010 was $11.6 million, equal to $0.89 per share, an improvement from a $33.1 million loss, equal to $2.41 per share in fiscal 2009. Fiscal 2009 results included unusual items, when compared to fiscal 2010, for asset impairment expense ($8.1 million), deferred tax valuation reserve expense ($17.5 million) and the gain on sale of the Morrisville facility ($5.9 million).

Higher Sales, Lower Loss in Fourth Quarter

Net sales for the latest quarter rose 45.4 percent to $35.7 million from $24.6 million for last year’s fourth quarter. Strong automotive sales in both acoustical and coated materials led the way with higher sales in OE brakes, body panel, engine, fuel tank and electrogalvanized products. Gross profit reached $6.3 million compared with a loss of $2.4 million for the fiscal 2009 quarter. SG&A for the latest three months was $6.3 million versus last year’s $8.1 million. In addition, the company took a restructuring expense charge of $1.6 million in the fourth quarter due to additional workforce reduction efforts and $0.4 million for asset impairment expense. This led to a quarterly loss from operations of $2.1 million, down significantly from a loss of $13.2 million in the fourth quarter of fiscal 2009. Other income of $0.1 million compared with an expense of $0.2 million for last year’s quarter. As a result, the fourth quarter net loss was $2.0 million, equal to $0.16 per share, versus last year’s net loss of $25.5 million, equal to $1.87 per share. Fiscal 2009 fourth quarter results included unusual items, when compared to fiscal 2010, for asset impairment expense ($7.6 million), deferred tax valuation reserve expense ($17.5 million) and the gain on sale of the Morrisville facility ($5.9 million).

Material Sciences Corporation Reports Results for the Fourth Quarter, Fiscal 2010

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Financial Condition Provides Flexibility

Net cash provided by operations for the latest year was $2.8 million, compared with a use of cash of $1.8 million in fiscal 2009. The fiscal 2010 operating losses were more than offset by cash generated from $4.9 million of inventory reduction and $2.0 million in tax refunds. The company invested $1.1 million in capital improvements compared with $3.7 million for fiscal 2009.

Material Sciences ended fiscal 2010 with a cash balance of $12.9 million—a $2.2 million increase from the prior year—and continued to have no long-term debt.

Fiscal 2011: Improving Markets and Growth Opportunities

“Fiscal 2010 was a renaissance year for Material Sciences. We are beginning to see improvements in our core markets—particularly automotive—and increasing demand for new products such as Electrobrite®, Vivacolor® and rubber coated materials. In addition, our costs are lower, product quality is higher, and our global manufacturing and customer support model give us a competitive edge. The actions we took in fiscal 2010 have put us in a good place to capitalize on this situation, and a strong cash position will allow us to continue investing in new technologies. We believe all this will translate into more new business wins and better financial performance in fiscal 2011,” Nastas concluded.

Conference Call

Material Sciences will host a conference call to share the results of its fourth quarter and full-year fiscal 2010 results on Friday, May 14, at 9:00 a.m. Central Time. CEO Nastas and James D. Pawlak, vice president and chief financial officer, will discuss the company’s financial performance and answer questions from the financial community.

The company invites interested investors to listen to the presentation, which will be carried live on the company’s Web site: www.matsci.com. A replay of the call will be available on the site for the following 30 days. Those who wish to listen should go to the Web site several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event, or download the correct applications at no charge.

About Material Sciences

Material Sciences Corporation is a leading provider of material-based solutions for acoustical and coated applications. The company uses its expertise in materials, which it leverages through relationships and a network of partners to solve customer-specific problems. Material Sciences’ stock is traded on the OTC Bulletin Board under the symbol MASC.OB.

This news release contains forward-looking statements that are based on current expectations, forecasts and assumptions. Material Sciences cautions the reader that the following factors could cause its actual outcomes and results to differ materially from those stated or implied in this release: the recent unprecedented deterioration in the overall economy; changes in the business environment—including the transportation, building and construction, electronics and durable goods industries; competitive factors—including domestic and foreign competition for both acoustical and coated applications, pricing acceptance, union activity, as well as changes in industry capacity; changes in laws, regulations, policies or other activities of governments,

Material Sciences Corporation Reports Results for the Fourth Quarter, Fiscal 2010

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agencies or similar organizations (including the ruling under Section 201 of the Trade Act of 1974); the stability of governments and business conditions inside and outside of the U.S., which may affect a successful penetration of the company’s products; acceptance of brake damping materials, engine components and body panel laminate parts by customers in North America, Asia and Europe, and new product introductions; the continued successful operation of the Application Research Center in Michigan and the Application Development Center in Europe; increases in the prices of raw and other material inputs used by the company, as well as their availability; the loss, or changes in the operations, financial condition, or results of operations, including the bankruptcy or potential bankruptcy of one or more of the company’s significant customers; Material Sciences’ ability to effectively manage its business objectives including the ability to retain key personnel and maintain good labor relations with its unions; overcapacity in the coil coating industry; shifts in the supply model for its products; the impact of future warranty expenses; environmental risks, costs, recoveries and penalties associated with the company’s past and present manufacturing operations; access to credit, which may be limited under its asset-based credit agreement; the company’s ability to utilize net operating loss carryforwards; Material Sciences’ ability to maintain a stable liquidity trading environment for its common stock, traded on the over-the-counter bulletin board market; and other factors, risks and uncertainties identified in Part I, Item 1A of the company’s Annual Report on Form 10-K for the year ended February 28, 2010, filed with the Securities and Exchange Commission, and from time to time in other reports filed with the Securities and Exchange Commission.

Additional information about Material Sciences is available at www.matsci.com.

FINANCIAL TABLES FOLLOW

Consolidated Statements of Operations

Material Sciences Corporation and Subsidiaries

	(Unaudited) Three Months Ended February 28,		Year Ended February 28,
(In thousands, except per share data)	2010	2009	2010	2009
Net Sales	$35,751	$24,584	$137,820	$187,026
Cost of Sales	29,462	27,012	121,729	175,941

Gross Profit	6,289	(2,428)	16,091	11,085
Selling, General and Administrative Expenses	6,346	8,140	26,545	33,888
Gain on Sale of Morrisville Assets	—	(5,897)	—	(5,897)
Asset Impairment Charges	358	7,579	358	8,092
Restructuring and Other	1,639	929	1,639	2,511

Loss from Operations	(2,054)	(13,179)	(12,451)	(27,509)

Other (Income) Expense, Net:
Gain on Sale of Marketable Securities	—	—	—	(841)
Interest and Dividend Income, Net	(31)	(86)	(215)	(248)
Equity in Results of Joint Venture	(97)	112	(385)	(252)
Foreign Transaction (Gain) Loss	38	149	19	(308)
Other, Net	(42)	1	(165)	(232)

Total Other (Income) Expense, Net	(132)	176	(746)	(1,881)

Loss Before Provision (Benefit) for Income Taxes	(1,922)	(13,355)	(11,705)	(25,628)
Provision (Benefit) for Income Taxes	35	12,161	(85)	7,483

Net Loss	$(1,957)	$(25,516)	$(11,620)	$(33,111)

Basic Net Loss Per Share	$(0.16)	$(1.87)	$(0.89)	$(2.41)

Diluted Net Loss Per Share	$(0.16)	$(1.87)	$(0.89)	$(2.41)

Weighted Average Number of Common Shares Outstanding Used for Basic Net Loss Per Share	12,904	13,643	13,049	13,716
Dilutive Shares	—	—	—	—

Weighted Average Number of Common Shares Outstanding Plus Dilutive Shares	12,904	13,643	13,049	13,716

Outstanding Common Stock Options Having No Dilutive Effect	380	472	380	472

Consolidated Balance Sheets

Material Sciences Corporation and Subsidiaries

(In thousands, except share data)	February 28, 2010	February 28, 2009
Assets
Current Assets:
Cash and Cash Equivalents	$12,866	$10,664
Receivables, Less Reserves of $716 and $2,965, Respectively	22,399	13,297
Income Taxes Receivable	604	2,567
Prepaid Expenses	484	657
Inventories:
Raw Materials	7,607	11,401
Finished Goods	12,255	13,256
Assets Held for Sale	2,916	3,329

Total Current Assets	59,131	55,171

Property, Plant and Equipment:
Land and Building	40,721	40,499
Machinery and Equipment	130,787	129,301
Construction in Progress	485	210

	171,993	170,010
Accumulated Depreciation	(130,855)	(122,264)

Net Property, Plant and Equipment	41,138	47,746

Other Assets:
Notes Receivable	—	4,363
Investment in Joint Venture	3,127	2,288
Other	654	471

Total Other Assets	3,781	7,122

Total Assets	$104,050	$110,039

Liabilities
Current Liabilities:
Accounts Payable	$16,935	$10,442
Accrued Payroll Related Expenses	4,232	3,269
Accrued Expenses	6,391	8,284

Total Current Liabilities	27,558	21,995

Long-Term Liabilities:
Pension and Postretirement Liabilities	10,775	10,574
Other	3,037	3,250

Total Long-Term Liabilities	13,812	13,824

Commitments and Contingencies	—	—

Shareowners’ Equity
Preferred Stock, $1.00 Par Value; 10,000,000 Shares Authorized; 1,000,000 Designated Series B Junior Participating Preferred; None Issued	—	—
Common Stock, $.02 Par Value; 40,000,000 Shares Authorized; 18,979,796 Shares Issued and 12,905,229 Shares Outstanding as of February 28, 2010, and 18,977,364 Shares Issued and 13,605,587 Shares Outstanding as of February 28, 2009	380	380
Additional Paid-In Capital	79,784	79,696
Treasury Stock at Cost, 6,074,567 Shares as of February 28, 2010 and 5,371,777 Shares as of February 28, 2009	(56,774)	(56,146)
Retained Earnings	43,541	55,161
Accumulated Other Comprehensive (Loss)	(4,251)	(4,871)

Total Shareowners’ Equity	62,680	74,220

Total Liabilities and Shareowners’ Equity	$104,050	$110,039

Consolidated Statements of Cash Flows

Material Sciences Corporation and Subsidiaries

	For the years ended February 28 or 29,
(In thousands)	2010	2009	2008
Cash Flows From:
Operating Activities:
Net Loss	$(11,620)	$(33,111)	$(6,464)
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities:
Depreciation, Amortization and Accretion	8,536	10,671	11,389
Gain on Sale of Marketable Securities	—	(841)	—
Gain on Sale of Morrisville Assets	—	(5,897)	—
Non-Cash Loss on Impairment of Fixed Assets	358	8,092	—
Non-Cash Loss on Derivative Instruments	31	2,206	—
Cash Distribution Received from Joint Venture	—	359	—
Change in Provision for Deferred Income Taxes	—	8,142	(3,799)
Compensatory Effect of Stock Plans	83	189	133
Loss on Disposal of Assets	—	421	50
Foreign Currency Transaction Gain	—	(354)	(1,741)
Goodwill Impairment	—	—	1,319
Other, Net	(450)	(252)	(329)
Changes in Assets and Liabilities:
Receivables	(7,565)	15,236	19,938
Income Taxes Receivable	1,963	1,042	(1,744)
Prepaid Expenses	177	75	435
Inventories	4,912	6,251	10,749
Accounts Payable	6,034	(11,212)	(17,099)
Accrued Expenses	(194)	(2,461)	663
Other, Net	543	(396)	(593)

Net Cash Provided by (Used in) Continuing Operations	2,808	(1,840)	12,907

Investing Activities:
Capital Expenditures	(1,094)	(3,720)	(6,694)
Proceeds from Sale of Marketable Securities	—	6,727	—
Proceeds from Sale of Morrisville Assets	—	5,000	—
Proceeds from Note Receivable	1,059	—	—
Purchases of Short-Term investment	—	—	(131,500)
Proceeds from Short-Term investment sold	—	—	125,525
Proceeds from Exclusivity Agreement	—	1,250	—
Transfer of Proceeds from Exclusivity Agreement to Escrow	—	(1,250)	—

Net Cash Provided by (Used in) Investing Activities	(35)	8,007	(12,669)

Financing Activities:
Purchase of Treasury Stock	(627)	(3,168)	(4,221)
Issuance of Common Stock	4	15	157
Excess Tax Benefits From Stock Compensation	—	—	30

Net Cash Used in Financing Activities	(623)	(3,153)	(4,034)

Effect of Exchange Rate Changes on Cash	52	(263)	42

Net Increase (Decrease) in Cash	2,202	2,751	(3,754)
Cash and Cash Equivalents at Beginning of Year	10,664	7,913	11,667

Cash and Cash Equivalents at End of Year	$12,866	$10,664	$7,913

Non-Cash Transactions:
Asset Retirement Obligation Established	$10	$9	$—

Capital Expenditures in Accounts Payable at Year End	$512	$96	$881

Note Received in Sale of Morrisville Assets	$—	$4,654	$—

Reduction of Note Receivable for Transfer of Warranty Liability	$1,862	$—	$—

Supplemental Cash Flow Disclosures:
Interest Paid	$47	$78	$146

Income Taxes Paid (Refunded)	$(1,995)	$40	$2,052